                                                                     EXHIBIT 3.1













                      ------------------------------------

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                  AVIALL, INC.

                         ------------------------------




                                AS ADOPTED BY THE
                       BOARD OF DIRECTORS OF AVIALL, INC.
                                       ON
                                 APRIL 16, 1999

                                TABLE OF CONTENTS


PREAMBLE .........................................................................................................1

ARTICLE I.  OFFICES AND RECORDS...................................................................................1

         SECTION 1.1.  Delaware Office............................................................................1
         SECTION 1.2.  Other Offices..............................................................................1
         SECTION 1.3.  Books and Records..........................................................................1

ARTICLE II.  STOCKHOLDERS.........................................................................................1

         SECTION 2.1.  Annual Meeting.............................................................................1
         SECTION 2.2.  Special Meeting............................................................................1
         SECTION 2.3.  Place of Meeting...........................................................................1
         SECTION 2.4.  Notice of Meeting..........................................................................2
         SECTION 2.5.  Quorum and Adjournment.....................................................................2
         SECTION 2.6.  Proxies....................................................................................2
         SECTION 2.7.  Notice of Stockholder Business and Nominations.............................................2
         SECTION 2.8.  Procedure for Election of Directors........................................................4
         SECTION 2.9.  Inspectors of Elections; Opening and Closing the Polls.....................................4
         SECTION 2.10.  No Stockholder Action by Written Consent..................................................4

ARTICLE III.  BOARD OF DIRECTORS..................................................................................5

         SECTION 3.1.  General Powers.............................................................................5
         SECTION 3.2.  Number, Tenure and Qualifications..........................................................5
         SECTION 3.3.  Regular Meetings...........................................................................5
         SECTION 3.4.  Special Meetings...........................................................................5
         SECTION 3.5.  Notice.....................................................................................5
         SECTION 3.6.  Quorum.....................................................................................6
         SECTION 3.7.  Written Action.............................................................................6
         SECTION 3.8.  Participation in Meetings by Conference Telephone..........................................6
         SECTION 3.9.  Vacancies..................................................................................6
         SECTION 3.10.  Removal...................................................................................6
         SECTION 3.11.  Appointment of Committees.................................................................6
         SECTION 3.12.  Majority of Independent Directors.........................................................6

ARTICLE IV.  OFFICERS.............................................................................................7

         SECTION 4.1.  Elected Officers...........................................................................7
         SECTION 4.2.  Election and Term of Office................................................................7
         SECTION 4.3.  Chairman of the Board......................................................................7
         SECTION 4.4.  President..................................................................................7
         SECTION 4.5.  Vice Presidents............................................................................8
         SECTION 4.6.  Secretary..................................................................................8
         SECTION 4.7.  Treasurer..................................................................................8
         SECTION 4.8.  Removal....................................................................................8
         SECTION 4.9.  Vacancies..................................................................................8

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
ARTICLE V.  STOCK CERTIFICATES AND TRANSFERS......................................................................9

         SECTION 5.1.  Stock Certificates and Transfers...........................................................9

ARTICLE VI.  MISCELLANEOUS PROVISIONS.............................................................................9

         SECTION 6.1.  Fiscal Year................................................................................9
         SECTION 6.2.  Dividends..................................................................................9
         SECTION 6.3.  Seal.......................................................................................9
         SECTION 6.4.  Waiver of Notice...........................................................................9
         SECTION 6.5.  Audits.....................................................................................9
         SECTION 6.6.  Resignations...............................................................................9
         SECTION 6.7.  Indemnification and Insurance.............................................................10

ARTICLE VII.  AMENDMENTS.........................................................................................11

         SECTION 7.1.  Amendments................................................................................11

                                     - ii -

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                              AMENDED AND RESTATED
                             BY-LAWS OF AVIALL, INC.
              Incorporated under the Laws of the State of Delaware


                                    PREAMBLE

         These By-Laws are subject to, and governed by, the General Corporation Law of the State of Delaware (the "DGCL") and the Restated Certificate of Incorporation of Aviall, Inc. (the "Corporation"). In the event of a direct conflict between the provisions of these By-Laws and the mandatory provisions of the DGCL or the provisions of the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate of Incorporation"), such provisions of the DGCL or the Restated Certificate of Incorporation, as the case may be, will be controlling.

                                    ARTICLE I

                               OFFICES AND RECORDS

         SECTION 1.1. Delaware Office. The principal office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

         SECTION 1.2. Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

         SECTION 1.3. Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

                                   ARTICLE II

                                  STOCKHOLDERS

         SECTION 2.1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date as shall be fixed by resolution of the Board of Directors at 10:00 a.m., local time, at the principal executive offices of the Corporation, or at such other place and/or time as may be fixed by resolution of the Board of Directors.

         SECTION 2.2. Special Meeting. Subject to the rights of the holders of any series of preferred stock, par value $.01 per share, of the Corporation (the "Preferred Stock") to elect additional directors under specified circumstances, special meetings of the stockholders may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies (the "Whole Board").

         SECTION 2.3. Place of Meeting. The Board of Directors may designate the place of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation.

         SECTION 2.4. Notice of Meeting. Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten days nor more than sixty days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

         SECTION 2.5. Quorum and Adjournment. Except as otherwise provided by law or by the Restated Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of' such class or series shall constitute a quorum for the transaction of such business. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 2.6. Proxies. Each stockholder entitled to vote at a meeting of stockholders may vote either in person or by a proxy. A stockholder may authorize another person or persons to act for him or her as proxy by (i) executing a writing authorizing another person or persons to act for him or her as proxy (such execution may be accomplished by the stockholder or his or her authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature), or (ii) transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission (including by telephone) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

         SECTION 2.7.  Notice of Stockholder Business and Nominations.

         (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to Section 2.4 of these By-Laws, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) and this By-Law and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

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         (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days or delayed by more than seventy days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

         (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section
2.4 of these By-Laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-Law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         (C) General. (1) Only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

         (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         (3) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         SECTION 2.8. Procedure for Election of Directors. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot, and, except as otherwise set forth in any Preferred Stock Designation (as defined in Article IV of the Restated Certificate of Incorporation) with respect to the right of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, a majority of the votes cast thereat shall elect. Except as otherwise provided by law, the Restated Certificate of Incorporation, any Preferred Stock Designation, these By-Laws or any resolution adopted by a majority of the Whole Board, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by a majority of the votes cast with respect thereto.

         SECTION 2.9. Inspectors of Elections; Opening and Closing the Polls.

         (A) The Board of Directors by resolution may appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.
The inspectors shall have the duties prescribed by the DGCL.

         (B) The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

         SECTION 2.10. No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Restated Certificate of Incorporation or by these ByLaws required to be exercised or done by the stockholders.

         SECTION 3.2. Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Whole Board, but shall consist of not more than nineteen nor less than three directors. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1994 annual meeting of stockholders, the term of office of the second class to expire at the 1995 annual meeting of stockholders and the term of office of the third class to expire at the 1996 annual meeting of stockholders. Each director shall hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1994 annual meeting,
(i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

         SECTION 3.3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, each annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

         SECTION 3.4. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the President or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

         SECTION 3.5. Notice. Notice of any special meeting shall be given to each director at his business or residence in writing or by telegram or by telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four hours before such meeting. If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-Laws, as provided under Section 7.1 of Article VII hereof. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

         SECTION 3.6. Quorum. A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

         SECTION 3.7. Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board of Directors or any such committee.

         SECTION 3.8. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

         SECTION 3.9. Vacancies. Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

         SECTION 3.10. Removal. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 75 percent of the then outstanding Voting Stock, voting together as a single class.

         SECTION 3.11. Appointment of Committees. The Board of Directors may designate one or more committees, consisting of at least two directors each, to perform such duties as may be determined by the Board of Directors. The number of directors composing each such committee and the powers conferred upon each such committee shall be determined by resolution of the Board of Directors.

         In the event that the Board of Directors shall designate a committee that shall have the power to recommend or approve changes in the compensation of executives of the Corporation or any subsidiary of the Corporation and/or a committee that shall have the power to recommend nominees for election as directors of the Corporation, the membership of each such committee shall consist solely of directors who are "independent directors" as defined in
Section 3.10 of this Article III.

         SECTION 3.12. Majority of Independent Directors. Except as otherwise provided for or fixed by or pursuant to the provisions of the Restated Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock, the majority of persons elected to the Board of Directors shall consist of persons who are independent directors. For purposes of this Article III, an "independent director" shall mean a director who: (i) has not been employed by the Corporation or any subsidiary of the Corporation in an executive capacity within the past five years; (ii) does not have, and is not affiliated with a company, firm or institution that has a significant economic relationship to the Corporation (other than through stock ownership or customary directors' fees); (iii) does not have a personal services contract with the Corporation or any subsidiary of the Corporation; and (iv) is not a familial relative of any person described in (i) through (iii). Should the death, resignation, disqualification or removal of any director result in the failure of the requirement set forth in the preceding sentence to be met, such requirement shall not apply during the term of the vacancy caused by such death, resignation, disqualification or removal, and the remaining directors shall cause any such vacancy to be filled in accordance with Section 3.7 of this
Article III within a reasonable period of time.

         The Board of Directors shall have the exclusive right and power to interpret and apply the provisions of this Article III relating to independent directors and shall be entitled to rely upon the completeness and accuracy of directors' responses to written questionnaires circulated for the purpose of enabling the Board of Directors to make the determinations of independence required by this Article III.

         Information regarding a nominee for director provided by a stockholder shall include such information as may be necessary to enable the Board of Directors to make an informed determination as to whether such nominee, if elected, would be an "independent director" as defined in this Section.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 4.1. Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

         SECTION 4.2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting such election shall be held as soon thereafter as convenient. Subject to Section 4.8 of these By-Laws, each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign.

         SECTION 4.3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall make reports to the Board of Directors and the stockholders, and shall perform all such other duties as are properly required of him by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

         SECTION 4.4. President. The President shall be responsible for the general management of the affairs of the Corporation and shall perform all duties (i) incident to such office, (ii) which may be required by law and (iii) all such other duties as are properly required of the President by the Board of Directors. The President shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors. The President may sign, alone or with the Secretary, or an Assistant Secretary, or any other proper officer of the Corporation authorized by the Board of Directors, certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors.

         SECTION 4.5. Vice Presidents. Each Vice President shall have such powers and perform such duties as from time to time may be assigned to him or her by the Board of Directors or be delegated to him or her by the President. The Board of Directors may assign to any Vice President general supervision and charge over any territorial or functional division of the business and affairs of the Corporation. In the absence or incapacity of the President, the powers, duties, and functions of the President shall be temporarily performed and exercised by such one of the Vice Presidents as shall be designated by the Board of Directors.

         SECTION 4.6. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board of Directors and all other notices required by law or by these By-Laws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board or the President, or by the Board of Directors, upon whose request the meeting is called as provided in these By-Laws. The Secretary shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors or the President. The Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest to the same.

         SECTION 4.7. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board, or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

         SECTION 4.8. Removal. Any officer elected by the Board of Directors may be removed by a majority of the members of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

         SECTION 4.9. Vacancies. A newly created office or a vacancy in any office because of death, resignation or removal, may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

                                    ARTICLE V

                        STOCK CERTIFICATES AND TRANSFERS

         SECTION 5.1. Stock Certificates and Transfers.

         (A) The interest of each stockholder of the Corporation shall be evidenced in such form, consistent with law, as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation which are evidenced by certificates shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

         (B) The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         SECTION 6.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

         SECTION 6.2. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Restated Certificate of Incorporation.

         SECTION 6.3. Seal. The corporate seal may bear in the center the emblem of some object, and shall have inscribed thereunder the words "Corporate Seal" and around the margin thereof the words "Aviall, Inc. - Delaware 1993".

         SECTION 6.4. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors need be specified in any waiver of notice of such meeting.

         SECTION 6.5. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

         SECTION 6.6. Resignations. Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by

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


the President, or the Secretary. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

         SECTION 6.7. Indemnification and Insurance. (A) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (B) of this By-Law with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         (B) If a claim under paragraph (A) of this By-Law is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (C) Following any "change in control" of the Corporation of the type required to be reported under Item 1 of Form 8-K promulgated under the Exchange Act, any determination as to entitlement to indemnification shall be made by independent legal counsel selected by the claimant, which such independent legal counsel shall be retained by the Board of Directors on behalf of the Corporation.

         (D) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

         (E) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

         (F) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this By-Law with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

         (G) The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this By-Law or otherwise.

                                   ARTICLE VII

                                   AMENDMENTS

         SECTION 7.1. Amendments. These By-Laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting; provided, however, that, in the case of amendments by stockholders, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Restated Certificate of Incorporation, any Preferred Stock Designation or these By-Laws, the affirmative vote of the holders of at least 75 percent of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of these By-Laws.

                                      -11-